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                    LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                          OF

                                NEW PALACE CASINO, LLC
                       A MISSISSIPPI LIMITED LIABILITY COMPANY

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                                NEW PALACE CASINO, LLC
                       A MISSISSIPPI LIMITED LIABILITY COMPANY

                                 OPERATING AGREEMENT


    This Operating Agreement (the "Agreement") is made and entered into, effective as of , _______ 1996, by and between Robert Low and Lawana Low, as joint tenants, and not as tenants-in-common ("Low"), and Casino Resource Corporation, a Mississippi corporation ("CRC").

                                       RECITALS

    New Palace Casino, LLC (hereinafter called "Palace", or "Company") was formed pursuant to the provisions of the Mississippi Limited Liability Company Act as set forth in Section 79-29-101 et. seq. of the Mississippi Code Annotated (the "Statute").

    In consideration of the covenants and the promises made herein, the parties hereto hereby agree as follows:

                                      ARTICLE I
                                 INTRODUCTORY MATTERS

    1.1 FORMATION OF PALACE. The parties have formed Palace pursuant to the provisions of the Statute by filing the Certificate of Formation(1) with the Secretary of State.

    1.2 NAME. The name of the company is "New Palace Casino, LLC." The Members shall operate the Business of Palace under such name or use such other or additional names as the Members may deem necessary or desirable provided that: (1) no such name shall contain the words "bank," "insurance," "trust," "trustee," "incorporated," "inc.," "corporation," "corp.," or any similar name or variation thereof; (ii) the Members shall have reasonably determined, before use of any such name, that Palace is entitled to use such name and will not by reason of such use infringe upon any rights of any other Person, or violate any applicable laws or governmental regulations; and (iii) the Members shall register such name under assumed or fictitious name statutes or similar laws of the states in which Palace operates.

    1.3 PRINCIPAL OFFICE. Palace shall maintain its principal place of business at a location to be designated by Vote of the Members, or at any other location agreed upon by Vote of the Members.

    1.4  AGENT FOR SERVICE OF PROCESS.  The name and address of Palace's agent

---------------------
    (1) See ARTICLE 14 for definitions of capitalized items not otherwise defined in this Agreement.


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for service of process shall be Palace's general legal counsel at his business address.

    1.5 PERIOD OF DURATION. The period of duration of Palace ("Period of Duration") shall be thirty (30) years, commencing on the date of the filing of the Certificate of Formation with the Mississippi Secretary of State, unless Palace is terminated or dissolved sooner or extended in accordance with the provisions of this Agreement.

    1.6 BUSINESS AND PURPOSE OF PALACE. The purpose of Palace is to engage in any lawful activities for which a limited liability company may be organized under the Statute including, but not limited to, the ownership and operation of a casino, provided that Palace shall not conduct any banking, insurance or trust company business. The control and management of the business of the Company is vested in the Members and except as otherwise provided in this Agreement, all determinations affecting the conduct of the affairs of the Company shall be by a Vote of the Members.

    1.7 AGREEMENT WITH CRC. The Company shall enter into an Agreement with CRC in a form to be attached hereto as Exhibit B and incorporated herein by reference.

    1.8 PREFORMATION EXPENSES. In the event that the Company is successful in purchasing the assets of the Palace Casino, the following expenses, incurred prior to execution of this Agreement, shall be reimbursed by the Company:

    1. Payments of cash and/or stock to Henry Lee not to exceed Forty Five Thousand No/100 Dollars ($45,000).

    2    Legal expenses incurred in drafting this Agreement.

    3. Legal expenses incurred in drafting and reviewing the Asset Purchase Agreement.


                                      ARTICLE 2
                          MEMBERS AND CAPITAL CONTRIBUTIONS

    2.1 NAMES AND ADDRESSES OF INITIAL MEMBERS. The names and addresses of the Members are as follows:

         Robert Low or Lawana Low as Joint Tenants
         c/o Arthur E. Curtis, Esquire
         1340 East Woodhurst
         Springfield, Missouri 65804

         Casino Resource Corporation
         Attn: Jack Pilger
         1719 Beach Boulevard
         Biloxi, Mississippi 39530

    2.2 ADDITIONAL CONTRIBUTIONS. Except upon a Vote of the Members and as expressly set forth herein, no Member shall be required to (a) make any additional Capital


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Contributions, (b) make or guarantee any loan or (c) cause to be loaned any money or other assets to Palace.

    2.3  RIGHTS WITH RESPECT TO CAPITAL.

         2.3.1 CAPITAL. No Member shall have the right to withdraw, or receive any return of his Capital Contribution, and no Capital Contribution may be returned in the form of property other than cash except as specifically provided herein.

         2.3.2 NO INTEREST ON CAPITAL CONTRIBUTIONS. Except as expressly provided in this Agreement, no Capital Contribution of any Member shall bear any interest or otherwise entitle the contributing Member to any compensation for use of the contributed capital.

    2.4 CAPITAL ACCOUNTS. A separate "Capital Account" (herein so called) shall be maintained for each Member for the full term of the Agreement in accordance with the capital accounting rules of section 1.704-1(b)(2)(iv) of the Regulations. Each Member shall have only one Capital Account, regardless of the number or classes of units or other interests in Palace owned by such Member and regardless of the time or manner in which such units or other interests were acquired by such Member. Pursuant to the basic rules of section 1.704-1(b)(2)(iv) of the Regulations, the balance of each Member's Capital Account shall be:

         2.4.1 Increased by the amount of money contributed by such Member (or such Member's predecessor in interest) to the capital of Palace pursuant to this Agreement and decreased by the amount of money distributed to such Member (or such Member's predecessor in interest) pursuant hereto;

         2.4.2 Increased by the fair market value of each property (determined without regard to section 7701(g) of the Code (i.e., determined without regard to the amount of Nonrecourse Liabilities to which such property is subject)) contributed by such Member (or such Member's predecessor in interest) to the capital of Palace pursuant to ARTICLE 2 (net of all liabilities secured by such property that Palace is considered to assume or take subject to under section 752 of the Code) and decreased by the fair market value of each property (determined without regard to section 7701(g) of the Code (i.e., determined without regard to the amount of Nonrecourse Liabilities to which such property is subject)) distributed to such member (or such Member's predecessor in interest) by Palace pursuant hereto (net of all liabilities secured by such property that such Member is considered to assume or take subject to under section 752 of the
    Code);

         2.4.3 Increased by the amount of each item of Palace profit allocated to such Member (or such Member's predecessor in interest) pursuant hereto;

         2.4.4. Decreased by the amount of each item of Palace loss allocated to such Member (or such Member's predecessor in interest) pursuant hereto; and

         2.4.5. Otherwise adjusted in accordance with the other capital account

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    maintenance rules of section 1.704-1(b)(2)(iv) of the Regulations.

The foregoing provisions of SECTION 2.4, and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with section 1.704-I(b) of the Regulations, and shall be interpreted and applied in a manner consistent, with such Regulations. To the extent such provisions are inconsistent with the Regulation; or are incomplete with respect thereto, Capital Accounts shall be maintained in accordance with the Regulations.

    2.5  ADDITIONAL PROVISIONS REGARDING CAPITAL ACCOUNTS.

         2.5.1 Except as expressly otherwise provided in this Agreement, if a Member pays any Palace indebtedness, such payment shall be treated as a contribution by that Member to the capital of Palace, and the Capital Account of such Member shall be increased by the amount so paid by such Member.

         2.5.2 Except as otherwise provided herein, no Member may contribute capital to, or withdraw capital from, Palace. To the extent any monies that any Member is entitled to receive pursuant to this Agreement would constitute a return of capital, each of the Members consents to the withdrawal of such capital.

         2.5.3 A loan by a Member to Palace shall not be considered a contribution of money to the capital of Palace, and the balance of such Member's Capital Account shall not be increased by the amount so loaned.
    No repayment of principal or interest on any such loan, reimbursement made to a Member with respect to advances or other payments made by such Member on behalf of Palace or payments of fees to a Member or Related Person to such Member that are made by Palace shall be considered a return of capital or in any manner affect the balance of such Member's Capital Account. No Member shall make a loan to Palace unless such loan is authorized pursuant to the provisions of the Agreement.

         2.5.4 Except as may be otherwise provided in this Agreement, and subject to the provisions of ARTICLE 6, no Member with a deficit balance in its Capital Account shall have any obligation to Palace or any other Member to restore said deficit balance. Furthermore, subject to those same exceptions, a deficit Capital Account balance of a Member (or a capital account of a partner or venturer in a Member) shall not be deemed to be a liability of such Member (or of such venturer or partner in such Member) or a Palace asset or property. The provisions of SECTION 2.5.4 shall not affect any Member's obligation to make capital contributions to Palace that are required to be made by such Member pursuant to the Agreement.

         2.5.5 Except as otherwise provided herein, no interest will be paid on any capital contributed to Palace or the balance in any Member's Capital Account.

         2.5.6 In the event a Member transfers all or a portion of its Interest in accordance with the terms of this Agreement, the transferee shall succeed to the Capital


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    Account of the Member to the extent that it relates to the transferred
    Interest.

    2.6  CAPITAL CONTRIBUTIONS BY MEMBERS

         2.6.1 INITIAL CONTRIBUTION. The initial contribution of capital by the Members to the Palace shall be as follows:

                   Low shall contribute Eight Hundred Dollars ($800.00);

                   Casino Resource Corporation shall contribute Two Hundred Dollars ($200.00).

         2.6.2 ADDITIONAL CONTRIBUTIONS. The Members shall make additional contributions to capital as follows:

                   A. FIRST ADDITIONAL CONTRIBUTION. At such time as it is determined that additional capital is needed to purchase the assets of or operate the casino operation in Biloxi, Mississippi, known as the "Palace Casino," CRC shall contribute a debenture in the amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) towards the purchase price of the Palace Casino assets (the "Debenture"). The Debenture shall bear interest at the rate of six percent (6%) per annum, shall be payable by CRC at the end of two years from the date of closing of the Palace Casino assets in either cash or CRC common stock at the then prevailing price, and shall be substantially in the form attached hereto as Exhibit "C". CRC shall provide to LLC a certified copy of a corporate resolution authorizing and approving the Debenture. The Capital Account of CRC shall be credited in the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in consideration of the giving of said Debenture. Low shall contribute capital to the Company in an amount equal to eighty percent (80%) of the unfinanced purchase price of the casino operation and in addition, shall contribute capital to the Company in an amount not less than Three Million and No/100 Dollars ($3,000,000.00) to be used by the Company as working capital, and CRC shall contribute capital for such purposes in an amount equal to twenty-five percent (25%) of the amount contributed by Low. These contributions made for the purpose of purchasing the Palace Casino assets shall be referred to herein as the First Additional Contribution. In the event the contribution by Low toward the First Additional Contribution exceeds four million four hundred thousand dollars, CRC shall contribute one million one hundred thousand dollars of its obligation toward the First Additional Contribution in cash, and CRC may, at its option, contribute the balance of such obligation in its own cash, or in cash


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                        borrowed from Low.  In the event CRC chooses to borrow
                        cash from Low to make such contribution, CRC shall give to Low a convertible debenture (the "First Debenture") the principal and interest of which may, at the option of CRC, be repaid at any time on or before one year next following the contribution by Low, with interest to be calculated as follows:

                        If repaid within sixty days from the date Low makes his contribution, interest to be calculated at eight percent (8%);

                        If repaid sixty-one (61) to one hundred twenty (120) days, interest to be calculated at 9% from the date Low makes his contribution;

                        If repaid one hundred twenty one (121) to one hundred eighty (180) days, interest to be calculated at 10% from the date Low makes his contribution;

                        If repaid one hundred eighty one (181) to two hundred forty (240) days, interest to be calculated at 11% from the date Low makes his contribution;

                        If repaid two hundred forty one (241) to three hundred
                        (300) days, interest to be calculated at 12% from the date Low makes his contribution;

                        If repaid three hundred one (301) to three hundred sixty (360) days, interest to be calculated at 13% from the date Low makes his contribution;

                   Each First Debenture shall further provide that, at any time after one year following issuance, there is an outstanding balance due thereunder, Low may, at his option, convert such balance due, or any portion thereof, to common stock in CRC. At any time after one year following issuance, CRC may at its sole option, give notice to Low of its intent to prepay any First Debenture. Upon the receipt of such notice, Low may, at his option, accept the prepayment or convert such balance due, or any portion thereof, to common stock in CRC. The price of such stock, to be paid by offset of the amount due pursuant to each First Debenture (or portion thereof), shall be eighty percent (80%) of the market price of such stock as determined by the average market price for the three business days next preceding the demand for delivery of such stock pursuant to the provisions hereof. Each First Debenture shall be paid in full and/or converted no later than four years next following issuance.

              B. SUBSEQUENT ADDITIONAL FIRST YEAR CONTRIBUTIONS. If, during the first year next following the First Additional Contribution, the Company determines


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                   from time to time that additional capital must be
                   contributed by the Members, such amount or amounts so determined shall be contributed as follows. In each such instance, Low shall contribute his/her membership percentage of the Second Additional Contribution. CRC shall contribute the percentage of capital equal to its membership percentage, either in its own cash, or cash borrowed from Low. In the event CRC chooses to borrow cash from Low to make such contribution or contributions toward the Subsequent Additional First Year Contribution, in each such instance CRC shall give to Low a convertible debenture (the "First Year Debenture" or "First Year Debentures") the principal and interest of which may, at the option of CRC, be repaid at any time on or before one year next following the issuance of each such debenture. Interest on each such debenture shall be calculated as follows:

                        If repaid within sixty days from the date Low makes his contribution toward the Second Additional Contribution, interest to be calculated at eight percent (8%);

                        If repaid sixty-one (61) to one hundred twenty (120) days, interest to be calculated at 9% from the date Low makes his contribution;

                        If repaid one hundred twenty one (121) to one hundred eighty (180) days, interest to be calculated at 10% from the date Low makes his contribution;

                        If repaid one hundred eighty one (181) to two hundred forty (240) days, interest to be calculated at 11% from the date Low makes his contribution;

                        If repaid two hundred forty one (241) to three hundred
                        (300) days, interest to be calculated at 12% from the date Low makes his contribution;

                        If repaid three hundred one (301) to three hundred sixty (360) days, interest to be calculated at 13% from the date Low makes his contribution;

                   Each First Year Debenture shall further provide that, at any time after one year following issuance, there is an outstanding balance due thereunder, Low may, at his option, convert such balance due, or any portion thereof, to common stock in CRC. At any time after one year following issuance, CRC may at its sole option, give notice to Low of its intent to prepay any First Year Debenture. Upon the receipt of such notice, Low may, at his option, accept the prepayment or convert such balance due, or any portion thereof, to common stock in CRC. The price of such stock, to be paid by offset of the amount due pursuant to each First Year Debenture (or portion


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                   thereof), shall be eighty percent (80%) of the market price of such stock as determined by the average market price for the three business days next preceding the demand for delivery of such stock pursuant to the provisions hereof. Each First Year Debenture shall be paid in full and/or converted no later than four years next following issuance.

              C. SUBSEQUENT ADDITIONAL SECOND-YEAR CONTRIBUTIONS. During the second year next following the First Additional Contribution, the Company may, from time to time, require additional capital contributions from the Members. In each such instance, Low shall contribute his/her membership percentage of the capital call, and CRC shall contribute the percentage of capital equal to its membership percentage, either in its own cash, or cash borrowed from Low. In the event CRC chooses to borrow cash from Low to make such contribution or contributions toward the Subsequent Additional Second-Year Contribution, in each such instance CRC shall give to Low common stock of CRC valued at eighty-percent (80%) of the market price of such stock as determined by the average market price for the three business days next preceding the demand for delivery of such stock. Such stock shall be delivered immediately upon demand.

              D. SUBSEQUENT CONTRIBUTIONS. At any time following the two years next following the First Additional Contribution, the Company may, from time to time, require additional capital contributions from the Members. In each such instance, Low shall contribute his/her membership percentage of the capital call, and CRC shall contribute the percentage of the capital equal to its membership percentage. In the event CRC is unable or unwilling to provide its portion of a capital call hereunder, and CRC and Low are unable to negotiate an acceptable substitute, Low may contribute the twenty-percent attributable to CRC, and obtain dilution pursuant to the following provisions.

              E. Dilution. In the event, and each time, Low provides cash to the Company on behalf of CRC as provided above, and CRC does not repay or collateralize such amount or amounts to Low pursuant to the provisions herein, the equity interest in the Company held by CRC shall be diluted pursuant to the following provisions:

                        1. A fraction (the "Dilution Fraction" shall be determined, the numerator of which shall be the amount contributed by Low on behalf of CRC, and the denominator of which shall be the total amount of capital contributed to the Company by all parties, including the current capital call;

                        2. The Dilution Fraction shall then be converted to a percentage which shall be multiplied by 1.15 resulting in the "Dilution Percentage;"


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                        3.   The Dilution Percentage shall be added to the
                             equity ownership of the Company held by Low, and subtracted from the equity ownership in the Company held by CRC.

         2.6.3 GUARANTY FEE. In the event the Company shall borrow funds from a lender, and the lender shall require guaranties from the members, the parties shall attempt to persuade the lender to allow the members to guarantee repayment only of the portion of the debt represented by the proportionate share of each Member's capital account. In the event, and each time, a lender requires Low to guarantee the portion of debt represented by CRC's proportion of capital, but does not require CRC to guarantee the portion of debt represented by Low's proportion of capital, CRC shall pay to Low a guaranty fee in the amount of four percent (4%) (the "Guaranty Percentage") of the greater of (1) amount of the loan represented by CRC's proportion of capital, or (2) twenty percent (20%). The Guaranty Fee shall be paid annually, but shall be reduced each year in proportion to any reduction in the outstanding balance of the loan. However, if Low and CRC both agree, CRC may eliminate all future Guaranty Fees related to a specific loan by dilution of its equity interest in the Company on a proportionate basis. For instance, and only by way of example, if the Guaranty Fee is calculated to be one-hundred thousand dollars ($100,000.00), which amount represents one percent (1%) of the total capital of the Company, CRC may eliminate the Guaranty Fee for the current year, and all future years, by transferring one-percent (1%) of the Company to Low.

         2.6.4 REGISTRATION RIGHTS. The Members agree that, for any and all stock in CRC obtained by Low pursuant to the provisions hereinabove, the following provisions shall apply:

                   A. FIRST REGISTRATION. With respect to each debenture issued by CRC to Low, the first request by Low that stock in CRC be registered with the Securities Exchange Commission ("SEC") shall be accomplished at the sole expense of CRC;

                   B. SECOND REGISTRATION. With respect to each debenture issued by CRC to Low, the second request by Low that stock in CRC be registered with the SEC shall be accomplished at the expense of CRC, with Low to reimburse CRC for one-half of such expense, up to a maximum reimbursement of forty-thousand dollars ($40,000.00), with the balance of expenses which exceed such amount to be paid in full by CRC;

                   C. THIRD AND SUBSEQUENT REGISTRATIONS. With respect to each


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                        debenture issued by CRC to Low, the third and all
                        subsequent requests by Low that stock in CRC be registered with the SEC shall be accomplished at the sole expense of Low.

                   D. "PIGGY-BACK PROVISIONS". CRC shall assist Low, at his request, in each such registration or registrations referenced above by "piggybacking" or including the stock held by Low in any registration sought by CRC.

         2.6.5 RIGHT TO PURCHASE EQUITY. CRC shall have the right to purchase from Low additional equity in the Company pursuant to the following provisions:

                   A. During the first year next following the First Additional Contribution, CRC shall have the option to purchase in cash upon ten (10) days notice from Low sufficient equity ownership in the Company such that the interest purchased by CRC, when combined with the interest held by CRC at the time of purchase, will equal up to forty-nine percent (49%) of the outstanding equity interest in the Company. The price for such equity shall be the pro rata amount paid for such equity by Low.

                   B. After the retirement and/or conversion of all outstanding debentures and during the second year next following the First Additional Contribution, CRC shall have the option to purchase in cash from Low upon ten
                        (10) days notice up to an additional nineteen percent (19%) of the equity ownership in the Company; however, such interest purchased by CRC, when combined with the interest held by CRC at the time of purchase, shall not exceed forty-nine percent (49%) of the outstanding equity interest in the Company. The price for such equity shall be one-hundred and fifteen percent (115%) of the pro rata amount paid for such equity by Low.

                   C. After the retirement and/or conversion of all outstanding debentures and during the third year next following the First Additional Contribution, CRC shall have the option to purchase in cash from Low upon ten
                        (10) days notice up to an additional nine percent (9%) equity ownership in the Company; however, such interest purchased by CRC, when combined with the interest held by CRC at the time of purchase, shall not exceed forty-nine percent (49%) of the outstanding equity interest in the Company. The price for


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                        such equity shall be one-hundred and thirty percent
                        (130%) of the pro rata amount paid for such equity by Low.

                                      ARTICLE 3
                                    DISTRIBUTIONS

    3.1 DISTRIBUTION OF ASSETS BY PALACE. Subject to applicable law and any limitations contained elsewhere in this Agreement, distributions of cash or property to the Members shall be made by Vote of the Members.

    3.2 AGREEMENT REGARDING TAX DISTRIBUTIONS. Unless such distribution would not be permitted under SECTION 3.1, not later than April 1 of each calendar year (or if not permitted, as soon as practicable after the limitation is removed), Palace shall declare and pay aggregate distributions for the period commencing on January 1 of the prior year (but excluding dividends mandated under SECTION
3.2 with respect to prior years) to each Member at least equal to that Member's share of Palace's taxable income for the prior year multiplied by the maximum combined federal and Mississippi state tax rates for individuals for that year (with appropriate adjustments for the federal tax benefits from Mississippi taxes).

    3.3 ALLOCATIONS OF DISTRIBUTIONS. Any distribution shall be made to the Members in proportion to their Percentage Interests, provided that if there are multiple classes of LLC Interests outstanding at any time, the distribution shall be made based on Percentage Interests within each class after allocation among the classes as provided in the definitions of Palace Interests involved.

    3.4 FORM OF DISTRIBUTION. A Member, regardless of the nature of the Member's Capital Contribution, has no right to demand and receive any distribution from Palace in any form other than money. Except as otherwise provided in this Agreement no Member may be compelled to accept from Palace a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members.

    3.5 RETURN OF DISTRIBUTIONS. Except for distributions made in violation of the Statute or this Agreement, no Member shall be obligated to return any distribution to Palace or pay the amount of any distribution for the account of Palace or to any creditor of Palace. The amount of any distribution returned to Palace by a Member or paid by a Member for the account of Palace or to a creditor of Palace shall be added to the account or accounts from which it was subtracted when it was distributed to the Member.

    3.6 DISTRIBUTION OF NET PROCEEDS FROM TERMINATING CAPITAL TRANSACTION. Provisions of this Agreement to the contrary notwithstanding, the Net Proceeds of the Capital Transaction that is entered into in connection with, or results in, the Liquidation of Palace, after payment of Palace's debts and liabilities and the expenses of liquidation and/or the establishment of a reasonable reserve for Palace's debts and liabilities (contingent or otherwise) if deemed necessary, shall be distributed among all the Members having positive Capital Account balances (as determined after giving effect to all adjustments attributable to allocations of items of profit and loss realized by Palace during the Fiscal Year in


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question (including items of profit and loss realized from such Capital
Transaction) and all adjustments attributable to contributions and distributions of money and property effected prior to such distribution), in accordance with such positive Capital Account balances. This distribution shall be made no later than the end of the Fiscal Year during which Palace is liquidated unless there are less than ninety (90) days remaining in such Fiscal Year, then ninety
(90) days after the date on which Palace is liquidated.


                                      ARTICLE 4
                            ALLOCATIONS OF PROFIT AND LOSS

    4.1 ALLOCATION OF BOOK ITEMS. Subject to the provisions of Section 4.2, all items of profit and loss realized by Palace during each Fiscal Year shall be allocated among the Members (after giving effect to all adjustments attributable to all contributions and distributions of money and property effected during such Fiscal Year) in the manner prescribed in SECTION 4.1.

              4.1.1 Pursuant to section 1.704-2(f) of the Regulations (relating to minimum gain charge backs), if there is a net decrease in Nonrecourse Minimum Gain of Palace for such Fiscal Year (or if there was a net decrease in Nonrecourse Minimum Gain for a prior Fiscal Year and Palace did not have sufficient amounts of income during prior Fiscal Years to allocate to the Members under SECTION 4.1.1), then items of Palace income shall be allocated, before any other allocation is made pursuant to the succeeding provisions of SECTION 4.1 for such Fiscal Year, to each Member in proportion to, and to the extent of, an amount equal to the product of (a) the total net decrease and (b) such partner's percentage share of the Nonrecourse Minimum Gain determined as of the end of the immediately preceding Fiscal Year (determined and adjusted in accordance with the provisions of section 1.704-2(g) of the Regulations); provided, however, that the provisions of this clause shall not apply to any Member to the extent described in section 1.704-2(f) of the Regulations.

              As provided in section 1.704-2 of the Regulations, income of Palace allocated for any Fiscal Year under SECTION 4.1.1 shall consist first of items of Book Gain recognized from the disposition of Palace property subject to Nonrecourse Liabilities to the extent of the decrease in Nonrecourse Minimum Gain that is attributable to such disposition, with any remaining allocated income deemed to be made up of a pro rata portion of each of Palace's other items of Gross Income from Operations and items of Book Gain from Capital Transactions for such Fiscal Year (provided that gain from a Capital Transaction comprising the disposition of property that is subject to Member Risk Nonrecourse Debt shall be allocated under SECTION 4.1.1 only to the extent not allocated under SECTION 4.1.2).

              4.1.2 Pursuant to section 1.704-2(j)(4) of the Regulations (relating to partner risk minimum gain charge backs), if there is a net decrease in Member Risk Minimum Gain of Palace for such Fiscal Year (or if there was a net decrease in Member Risk Minimum Gain for a prior Fiscal Year and Palace did not have sufficient amounts of income during prior Fiscal Years to allocate to the Members under SECTION 4.1.2),then items of Palace income shall be allocated, before any other allocation is made pursuant to the succeeding provisions of SECTION 4.1 for such Fiscal Year, to the Members with shares of such minimum gain as of the first day of such Fiscal Year in proportion to, and to the extent of, such Member's share of the net decrease in such minimum gain (determined in a manner and subject to exceptions consistent with those referred to in SECTION 4.1.1, all as provided under section 1.704-2(j)(4) of the Regulations).

              As provided in section 1.704-(j) of the Regulations, income of Palace allocated for any Fiscal Year under SECTION 4.1.2 shall consist first of items of Book Gain recognized from the disposition of Palace property subject to Member Risk Nonrecourse Debt to the extent of the decrease in Member Risk Minimum Gain that is attributable to such disposition, with any remaining allocated income deemed to be made up of a pro rata portion of each of Palace's other items of Gross Income from Operations and other items of Book Gain from Capital Transactions for such Fiscal Year (provided that items of Book Gain from a Capital Transaction comprising the disposition of property that is subject to a Nonrecourse Liability shall be allocated under SECTION 4.1.2 only to the extent not allocated under SECTION 4.1.1).

              4.1.3 Any special allocations of items of Net Profits pursuant to SECTIONS 4.1.1 OR 4.1.2 shall be taken into account in computing subsequent allocations of Net Profits and Net Losses pursuant to ARTICLE 4, so that the net amount of any items so allocated and the gain, loss and any other item allocated to each Member pursuant to ARTICLE 4 shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of ARTICLE 4 if such special allocations had not occurred.

              4.1.4 Pursuant to section 1.704-1(b)(2)(ii)(d) of the Regulations (relating to "qualified income offsets"), Palace profit shall be allocated, before any other allocation is made pursuant to the succeeding provisions of SECTION 4.1 for such Fiscal Year, among the Members with deficit balances in their Section 704 Capital Accounts (as determined after giving effect to all adjustments attributable to the allocations provided for in SECTION 4.1.1 AND
         SECTION 4.1.2 but before giving effect to any adjustment attributable to other allocations provided for in succeeding provisions of SECTION 4.1) in amounts and the manner sufficient to eliminate such deficit balances as quickly as possible; as provided in section 1.704-1(b)(2)(ii)(d) of the Regulations, Palace profit allocated hereunder for such Fiscal Year shall consist of a portion of each item of Gross Income for such Fiscal Year and Book Gain from Capital Transactions during such Fiscal Year.

              4.1.5 All Member Risk Nonrecourse Deductions attributable to a Member Risk Nonrecourse Debt shall be allocated to the Member bearing the Economic Risk Of Loss for such debt; provided, however, that if more than one

         (1) Member bears the Economic Risk Of Loss for such debt, the Member Risk Nonrecourse Deductions attributable to such debt shall be allocated to and among such Members, pro rata in the same proportion that their Economic Risk Of Loss bear to one another. Consistent with the principles of section 1.704-2(j) of the Regulations, Member Risk Nonrecourse Deductions allocated hereunder shall consist first of depreciation or cost recovery deductions with respect to property subject to Member Risk Nonrecourse Debt, with any remaining Member Risk Nonrecourse Deductions deemed to be made up of a pro rata portion of Palace's other Deductible Expenses (provided that depreciation or cost recovery deductions with respect to property that is subject to Nonrecourse Debt shall be allocated under SECTION 4.1.5 only to the extent not allocated under SECTION 4.1.6).

              4.1.6 All Nonrecourse Deductions shall be allocated among the Members, pro rata in accordance with their respective Percentage Interests. As provided in section 1.704-(j) of the Regulations, Nonrecourse Deductions allocated hereunder for a Fiscal Year shall consist first of depreciation or cost recovery deductions with respect to property that is subject to Nonrecourse Debt for such Fiscal Year with any remaining Nonrecourse Deductions deemed to be made up of a pro rata portion of Palace's other Deductible Expenses for such Fiscal Year (provided that depreciation or cost recovery deductions with respect to property that is subject to Member Risk Nonrecourse Debt shall be allocated under SECTION 4.1.6 only to the extent not allocated under SECTION 4.1.5).

              4.1.7 Any Adjusted Net Income realized by Palace for such Fiscal Year and, except as otherwise provided in SECTION 4.1.9, any Book Gain derived from a Capital Transaction occurring during such Fiscal Year and not allocated pursuant to SECTIONS 4.1.1, 4.1.2 AND
         4.1.4 shall be allocated among the Members as follows and in the following order of priority:

                        (a) First: Adjusted Net Income and Book Gain shall be allocated among those Members having deficit Adjusted Capital Account balances to the least extent necessary to cause their deficit Adjusted Capital Account balances to be in the same proportion to one another as are their respective Percentage Interests;

                        (b) Second: Adjusted Net Income and Book Gain shall be allocated among those Members having deficit Adjusted Capital Account balances, in accordance with their Percentage Interests, to the least extent necessary to cause their Adjusted Capital Account balances to equal zero;

                        (c) Third: All remaining Adjusted Net Income and Book Gain shall be allocated among all Members, in accordance with their Percentage Interests.

              4.1.8 Any Adjusted Net Loss realized by Palace for such Fiscal Year and, except as otherwise provided in SECTION 4.1.9, any Book Loss derived from a Capital Transaction occurring during such Fiscal Year and not allocated pursuant to SECTIONS 4.1.1. 4.1.2 AND
         4.1.4 shall be allocated among the Members as follows and in the following order of priority:

                        (a) First: Adjusted Net Loss and Book Loss shall be allocated among the Members, in the same proportion that Adjusted Net Income and Book Gain has been previously allocated to them pursuant to
         SECTION 4.1.7(c), until the cumulative amount of Adjusted Net Loss and Book Loss allocated pursuant TO SECTION 4.1.8(a) shall be equal to the excess of (i) the cumulative amount of such previously-allocated Adjusted Net Income and Book Gain, over (ii) the Available Cash and Net Proceeds previously distributed pursuant to Section 3.1;

                        (b) Second: All remaining Adjusted Net Loss and Book Loss shall be allocated among the Members, in accordance with their respective Percentage Interests; provided, however, that no Adjusted Net Loss or Book Loss shall be allocated to any Member that has a deficit Section 704 Capital Account balance or would have a deficit
         Section 704 Capital Account balance as a result of any such allocation while any other Member has a positive balance in its Section 704 Capital Account, it being the intention of the Members that such Adjusted Net Loss and Book Loss shall be allocated in those circumstances solely to the Member(s) with positive Section 704 Capital Account(s).

              4.1.9 Book Gain or Loss derived from a Capital Transaction that is entered into in connection with, or results in, the Liquidation of Palace shall be allocated among the Members as follows in the following order of priority (after giving effect to all adjustments attributable to allocations of items of LLC profit and loss made pursuant to the preceding provisions of SECTION 4.1 for such Fiscal Year and after giving effect to all adjustments attributable to contributions and distributions of money and property effected prior to such determination):

                        (a) Book Gain remaining after the allocations provided for in SECTIONS 4.1.1, 4.1.2 AND 4.1.4 shall be allocated as follows and in the following order of priority:

                                  (i)  First: Book Gain equal to the deficit
                             balance (if any) in each Member's Capital Account shall be allocated to such Member; provided that if, at the time of such allocations, more than one Member has a deficit balance in its Capital Account, Book Gain shall be allocated first to cause the deficit balances in the Capital Accounts of the Members to be in the same proportion to one another as are their respective Percentage Interests, thereafter, Book Gain shall be allocated among the Members, in accordance with their respective Percentage Interests until each Member's Capital Account has a zero balance; and

                                  (ii) Second:  All remaining Book Gain shall
                             be allocated next among the Members (as necessary) so as to cause their positive Capital Account balances to be in the same proportion to one another as are their respective Percentage Interests and, thereafter, among the Members, in accordance with their respective Percentage Interests.

                        (b) Book Loss (if any) shall be allocated as follows and in the following order of priority:

                                  (i)  First: Book Loss shall be allocated to
                             each Member to the least extent necessary to cause his Capital Account balance to equal zero; provided that if, at the time of such allocation, there is not a sufficient amount of Book Loss to cause each of the Members' positive Capital Account balances to equal zero, Book Loss shall be allocated first among the Members (as necessary) so as to cause their positive Capital Account balances to be in the same proportion to one another as are their respective Percentage Interests and, thereafter, among the Members, in accordance with their Percentage Interests; and

                                  (ii) Second: All remaining Book Loss shall be
                             allocated among all of the Members, in accordance with their respective Percentage Interests.

For purposes of determining the nature (as ordinary or capital) of any Palace profit allocated among the Members for federal income tax purposes pursuant to
Section 4.1, the portion of such profit required to be recognized as ordinary income pursuant to sections 1245 and/or 1250 of the Code shall be deemed to be allocated among the Members in the same proportion that they were allocated and claimed the Book Depreciation deductions, or basis reductions, directly or indirectly giving rise to such treatment under sections 1245 and/or 1250 of the Code.

    4.2  ALLOCATION OF TAX ITEMS.

              4.2.1 Except as otherwise provided in the succeeding provisions of SECTION 4.2, each Tax Item shall be allocated among the Members in the same manner as each correlative item of profit or loss, as calculated for book purposes, is allocated pursuant to the provisions of Section 4.1.

              4.2.2 The Members hereby acknowledge that all Tax Items in respect of Book/Tax Disparity Property are required to be allocated among the Members in the same manner as under section 704(c) of the Code (as specified in sections 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(g) of the Regulations) and that the principles of section 704(c) of the Code require that such Tax Items must be shared among the Members so as to take account of the variation between the adjusted tax basis and Book Basis of each such Book/Tax Disparity Property. Thus, notwithstanding anything in SECTION 4.1 OR SECTION
         4.2.1 to the contrary, the Members' distributive shares of Tax Items in respect of each Book/Tax Disparity Property shall be separately determined and allocated among the Members in accordance with the principles of section 704(c) of the Code.

                                      ARTICLE 5
                                    SPECIAL RULES

5.1 ALLOCATIONS OF PROFIT AND LOSS AND DISTRIBUTIONS IN RESPECT OF INTERESTS TRANSFERRED.

         5.1.1 If any Interest is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal year, each item of Adjusted Net Income or Loss, Book Gain or Loss and other Palace profit and loss for such Fiscal Year shall be divided and allocated among the Members in question by taking account of their varying Interests during such Fiscal Year on a daily, monthly or other basis, as determined by the Members using any permissible method under section 706 of the Code and the Regulations thereunder.

         5.1.2 Distributions of Palace properties shall be made only to the persons or entities who, according to Palace's books and records, are the Members in respect of which such distributions are made on the actual date of distribution. Palace shall not incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not Palace has knowledge or notice of any transfer or purported transfer of ownership of any Interest.

         5.1.3 Notwithstanding any provision above to the contrary, Book Gain or Loss realized in connection with a sale or other disposition of any Palace properties shall be allocated solely among those Persons who as of the date such sale or other disposition occurs were Members.


                                      ARTICLE 6
                                  OTHER TAX MATTERS

6.1 TAX ELECTIONS.

         6.1.1 For tax purposes, Palace shall elect to use the Fiscal Year as its taxable year, and to report profit and loss under the accrual method of accounting.

         6.1.2 For tax purposes, Palace shall elect to deduct expenses incurred in organizing Palace ratably over a 60-month period as provided in section 709 of the Code.

         6.1.3 For tax purposes, Palace shall elect to treat all start-up expenditures as deferred expenses and to deduct such expenses over a 60-month period as provided in section 195 of the Code.

         6.1.4     Palace may file an election under section 754 of the Code.

         6.1.5 Without obtaining the consent of all Members, Palace shall not file any election pursuant to section 761 of the Code or otherwise, the effect of which would cause Palace not to be treated as a partnership for federal income tax purposes.

         6.1.6 Palace shall make the election under section 168(g) of the Code with respect to all depreciable property owned by Palace, and shall cause any partnership or other entity in which Palace obtains a controlling interest to so elect.

         6.1.7 Except as otherwise specifically provided herein, no other available election under the Code shall be made on behalf of Palace unless unanimously approved by the Members.

6.2 TAX MATTERS PARTNER.

         6.2.1 A Member shall be designated as "Tax Matters Partner" (as defined in section 6231 of the Code), to represent Palace (at Palace's expense) in connection with all examinations of Palace's affairs by tax authorities, including resulting judicial and administrative proceedings, and to expend Palace funds for professional services and costs associated therewith. In his capacity as "Tax Matters Partner", the designated Person shall oversee Palace tax affairs in the overall best interests of Palace. Robert Low is hereby designated as the initial Tax Matters Partner.

         6.2.2 The Tax Matters Partner shall take no action in such capacity without the authorization or consent of the other Members, other than such action as the Tax Matters Partner may be required to take by law. The Tax Matters Partner shall use his best efforts to comply with the responsibilities outlined in sections 6222 through 6232 of the Code and in doing so shall incur no liability to the other Members. Notwithstanding the Tax Matters Partner's obligation to use its best efforts in the fulfillment of its responsibilities, the Tax Matters Partner shall not be required to incur any expenses for the preparation for or pursuance of administrative or judicial proceedings unless the Members agree on a method for sharing such expenses.

         6.2.3 The Tax Matters Partner shall not enter into any extension of the period of limitations for making assessments on behalf of the other Members without first obtaining the written consent of the other Members.

         6.2.4 No Member shall file, pursuant to section 6227 of the Code, a request for an administrative adjustment of items for any Palace taxable year without first notifying the other Members. If the other Members agree with the requested adjustment, then the Tax Matters Partner shall file the request for administrative adjustment on behalf of the Member. If unanimous consent is not obtained within thirty (30) calendar days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Tax Matters Partner, may file a request for administrative adjustment on its own behalf.

         6.2.5 Any Member intending to file a petition under sections 6226, 6228 or other section of the Code with respect to any item or other matter involving Palace shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Partner is the Member intending to file such petition on behalf of Palace, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed. If the Members do not agree on the appropriate forum, then the appropriate forum shall be decided by Vote of the Members. If the Members cannot so agree, then the Tax Matters Partner shall choose the forum. If any Member intends to seek review of any court decision rendered as a result of a proceeding instituted under the preceding provisions of
    SECTION 6.3-5, then such Member shall notify the other Members of such intended action.

         6.2.6 The Tax Matters Partner shall not bind any Member to a settlement agreement without obtaining the written concurrence of such Member. For purposes of SECTION 6.3.6, the term "settlement agreement" shall include a settlement agreement at either an administrative or judicial level. Any Member who enters into a settlement agreement with respect to any Palace item (within the meaning of section 6231(a)(3) of the Code) shall notify the other Members of such settlement agreement and its terms within ninety (90) calendar days from the date of settlement.

         6.2.7 The provisions of SECTION 6.3 shall survive the termination of Palace or the termination of any Member's Interest in Palace and shall remain binding on the Members for a period of time necessary to resolve with the IRS or the United States Department of the Treasury any and all matters regarding the federal income taxation of Palace.

    6.3 INCONSISTENT TREATMENT OF LLC ITEMS. If any Member intends to file a notice of inconsistent treatment under section 6222(b) of the Code, then such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member's intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.


                                      ARTICLE 7
                                  MEMBERS' MEETINGS

    7.1 PLACE OF MEETINGS. Meetings of the Members shall be held at the principal office of Palace, unless some other appropriate and convenient location, either within or without the state where the Certificate of Formation were filed, shall be designated for that purpose from time to time by the Members.

    7.2 MEETINGS OF MEMBERS. The annual meeting of the Members shall be held at the principal place of business of the company on the second Monday of August of each year, commencing in the year 1996. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. Special meetings of the Members, for any purpose or purposes described in the meeting notice, may be called by any Member. Unless waived, as herein provided and allowed, written or printed notice stating the date, place, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each Member not less than ten (10) nor more than sixty (60) days before the date of the meeting.

    7.3 NOTICE OF MEETINGS. Notices for meetings shall be given personally, by mail, or by facsimile, and shall be sent to each Member's last known business address appearing on the books of Palace. Such notice shall be deemed given at the time it is delivered personally, or deposited in the mail, or sent by facsimile. Notice of any meeting of Members shall specify the place, the day and the hour of the meeting, and the general nature of the business to be transacted.

    7.4 VALIDATION OF MEMBERS' MEETINGS. The transactions of a meeting of Members that was not called or noticed pursuant to the provisions of Section 7.2 OR 7.3 shall be valid as though transacted at a meeting duly held after regular call and notice, if all Members are present, and if, either before or after the meeting, each of the Members entitled to vote at the meeting signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the records of Palace. Attendance alone shall not constitute a waiver of notice by that Member.

    7.5  ACTIONS WITHOUT A MEETING.

              7.5.1 Any action that may be taken at any meeting of Members may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by all of the Members.

              7.5.2 Any Member giving a written consent may revoke the consent by a writing received by Palace prior to the time that written consents of Members required to authorize the proposed action have been filed with Palace. Such revocation is effective upon its receipt by Palace.

    7.6  QUORUM AND EFFECT OF VOTE.  Except as and to the extent set forth in
Section 7.4 a majority of interest must be present to have a quorum at any meeting of the Members for the transaction of business, and the Vote of the majority of Interest shall be required to approve any action except where a unanimous vote is required under other sections of this Agreement.

                                      ARTICLE 8

              RESTRICTIONS ON TRANSFER OR CONVERSION OF LLC INTERESTS:
                          ADDITIONAL CAPITAL CONTRIBUTIONS:
                               ADMISSION OF NEW MEMBERS

    8.1 TRANSFER OR ASSIGNMENT OF MEMBERS INTEREST. The Interest of each Member constitutes personal property of the Member. No Member has by reason of such Interest an interest in the Property.

              8.1.1 A Member's Interest may be transferred or assigned only as provided in this Agreement.

              8.1.2 Except as specifically set forth herein, no transfer, hypothecation, encumbrance or assignment ("Transfer") of a Member's Interest, or any part thereof, in Palace will be valid without the consent of the other Members.

    8.2 RIGHT OF FIRST NEGOTIATION. If any Member desires to transfer all or any part of such Member's Interests, such Member shall notify the other Members in writing of such desire and, for a period of twenty (20) days thereafter, the Members shall negotiate in good faith with respect to the purchase of such Interests. If the Members are unable to agree upon the purchase terms, the Member desiring to transfer such Interests may solicit and negotiate with other potential purchasers or other transferees without further obligation to the other Members.

    8.3 VOID TRANSFERS. Any Transfer of an Interest with respect to which the Member transferring such Interest has not complied with SECTION 8.1 OR 8.2 shall be void (unless the non-transferring Members agree in writing to the transfer) and provided that any involuntary Transfer ordered by legal process that does not comply with Section 8.1 OR 8.2 shall effect a Transfer of only an economic interest, unless the transferee receives its interest by will upon the death of a Member or through intestate succession, in which case such transferee shall be admitted as a Member upon agreeing in writing to be bound by the terms of this Agreement. Absent such agreement in writing, such transferee shall receive only an economic interest in the Company.

    8.4 ADMISSION OF NEW MEMBERS. Except as set forth hereinabove, a new Member may be admitted into Palace only upon the written consent of the other Members.

              8.4.1 The amount of Capital Contribution that must be made by a new Member (other than a transferee admitted pursuant to SECTION 8.2) shall be determined by a Vote of the Members (other than the new Member).

              8.4.2 A new Member shall not be deemed admitted into Palace until the Capital Contribution required of such Person shall have been made (other than a transferee admitted pursuant to SECTION 8.2.) and such Person shall have become a party to this Agreement.

    8.5 TRANSFER OF INTEREST TO A TRUST. Any provision contained herein to the contrary notwithstanding, any Member may, for estate planning purposes, at any time, transfer its Interest in the Company to a trust or other similar entity, provided that such Interest so transferred shall not be transferred by any such trust or entity to others without the consent of the Members.


                                      ARTICLE 9
                       BOOKS RECORDS, REPORTS AND BANK ACCOUNTS

    9.1 MAINTENANCE OF BOOKS AND RECORDS. Palace shall cause books and record, of Palace to be maintained in accordance with generally accepted accounting principles consistently applied, and shall give reports to the Members in accordance with prudent business practices and the Statute. There shall be kept at the principal office of Palace, as well as at the office of record of Palace specified in SECTION 1.3, if different, the following LLC documents:

              9.1.1 A current list of the full name and last known business or residence address of each Member in Palace set forth in alphabetical order, together with the Capital Contributions and Percentage Interest of each Member;

              9.1.2 A copy of the Certificate of Formation and any amendments thereto, together with any powers of attorney pursuant to which the Certificate of Formation and any amendments thereto were executed;

              9.1.3 Copies of Palace's federal, state and local income tax or information returns and reports, if any, for the six (6) most recent Fiscal Years;

              9.1.4 A copy of this Agreement and any amendments hereto, together with any powers of attorney pursuant to which this Agreement and any amendments hereto were executed;

              9.1.5 Copies of the financial statements of Palace, if any, for the six most recent Fiscal Years;

              9.1.6 Palace's books and records as they relate to the internal affairs of Palace for at least the current and past four Fiscal Years;

              9.1.7 Originals or copies of all minutes, actions by written consent, consents to action and waivers of notice to Members and Member votes, actions and consents; and

              9.1.8 Any other information required to be maintained by Palace pursuant to the Statute.

    9.2 ANNUAL ACCOUNTING. Within ninety (90) days after the close of each Fiscal Year of Palace, Palace shall (a) cause to be prepared and submitted to each Member a balance sheet and income statement for the preceding Fiscal Year of Palace (or portion thereof) in conformity with generally accepted accounting principles applied on a consistent basis and (b) provide to the Members all information reasonably necessary with respect to Palace for them to complete federal and state tax returns.

    9.3 INSPECTION AND AUDIT RIGHTS. Each Member has the right upon reasonable request, for purposes reasonably related to the interest of that Person, to inspect and copy during normal business hours any of Palace books and records required to be maintained in accordance with SECTION 9.1. Such right may be exercised by the Person or by that Person's agent or attorney. Any Member may require a review and/or audit of the books, records and reports of Palace.

    9.4 BANK ACCOUNTS. The bank accounts of Palace shall be maintained in such federally insured banking institutions as the Members shall determine.


                                      ARTICLE 10
                             TERMINATION AND DISSOLUTION

    10.1 DISSOLUTION. Palace shall be dissolved upon the occurrence of any of the Following events:

              10.1.1    The expiration of the Period of Duration of Palace;

              10.1.2 The written approval by a Unanimity In Interest of the Members to dissolve Palace; or

              10.1.3 The withdrawal, resignation, expulsion, bankruptcy, death or dissolution of a Member or the occurrence of any other event that terminates the Member's continued membership in Palace, provided that in such event Palace shall be reconstituted and the business of Palace shall be continued upon the unanimous vote of all remaining Members taken within ninety (90) days of the happening of that event.

    10.2 STATEMENT OF INTENT TO DISSOLVE. As soon as possible after the occurrence of any of the events specified in SECTION 10.1, Palace shall execute a Statement of Intent to Dissolve in such form as prescribed by the Secretary of State.

    10.3 CONDUCT OF BUSINESS. Upon the filing of the Statement of Intent to Dissolve with the Secretary of State pursuant to Section 10.2, Palace shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but Palace's separate existence shall continue until the Articles of Dissolution have been filed with the Secretary of State or until a decree dissolving Palace has been entered by a court of competent jurisdiction.

    10.4  DISTRIBUTION OF NET PROCEEDS.  The Members shall continue to allocate


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

Net Profits and Losses and Available Cash Flow during the winding-up period in the same manner and the same priorities as provided in ARTICLES 3. The proceeds from the Liquidation shall be applied in the following order:

              10.4.1 To the repayment of creditors, in the order of priority as provided by law, except to Members on account of their contributions;

              10.4.2 To the repayment of loans or advances that may have been made by any of the Members or their Principals for working capital or other requirements of Palace;

              10.4.3 For the first three years of operation only, to the repayment to Low of all sums in his capital account;

              10.4.4 For the first three years of operation only, to the repayment to CRC of all sums in its capital account;

              10.4.5 To the Members in accordance with the positive balances in their Capital Accounts after adjustments for all allocations of Net Profits and Net Loss.

    Where the distribution pursuant to SECTION 10.4 consists both of cash (or cash equivalents) and non-cash assets, the cash (or cash equivalents) shall first be distributed, in a descending order, to fully satisfy each category starting with the most preferred category above. In the case of noncash assets, the distribution values are to be based on the fair market value thereof as determined in good faith by the liquidator, and the shortest maturity portion of such non-cash assets (e.g., notes or other indebtedness) shall, to the extent such non-cash assets (e.g., sets are readily divisible, be distributed, in a descending order, to fully satisfy each category above, starting with the most preferred category.


                                      ARTICLE 11
                              INDEMNIFICATION OF MEMBERS

    11.1 INDEMNIFICATION OF THE MEMBERS. To the fullest extent permitted by the Statute and all other applicable laws, Palace shall indemnity and hold harmless the Members, and holders of economic interests in Palace and their respective officers, directors, employees, agents and Principals (individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including, without limitation, reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee was involved or may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the Business of Palace, excluding liabilities to any Member, regardless of whether the Indemnitee continues to be a Member, a holder of an economic interest, or an officer, director, employee, agent or Principal of the Member at the time any such liability or expense is paid or incurred.

    11.2 EXPENSES. Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to SECTION 11.1 shall, from time to time, be advanced by Palace prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Palace of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in SECTION 11.1.

    11.3 INDEMNIFICATION RIGHTS NON-EXCLUSIVE. The indemnification provided by SECTION 11.1 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, Vote of the Members, as a matter of law or equity or otherwise, and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.


    11.4 ERRORS AND OMISSIONS INSURANCE. Palace may purchase and maintain insurance, at Palace's expense, on behalf of the Members, and such other Persons as the Members shall determine, against any liability that may be asserted against, or any expense that may be incurred by, such Person in connection with the activities of Palace and/or the Members' acts or omissions with respect to Palace regardless of whether Palace would have the power to indemnify such Person against such liability under the provisions of this Agreement.

    11.5 ASSETS OF PALACE. Any indemnification under Section 11.1 shall be satisfied solely out of the assets of Palace. No Member shall be subject to personal liability or required to fund or to cause to be funded any obligation by reason of these indemnification provisions.


                                      ARTICLE 12
                             ISSUANCE OF LLC CERTIFICATES

    12.1 ISSUANCE OF LLC CERTIFICATES. The Interest of each Member shall be represented by an LLC Certificate. Upon the execution of this Agreement, Palace shall issue one or more LLC Certificates in the name of each Member certifying that the Person named therein is the record holder of the Interests set forth therein. For purposes of this Agreement, the term "record holder" shall mean the person whose name appears in the books and records of Palace as owning the LLC Interests at issue.

    12.2 TRANSFER OF LLC CERTIFICATES. An LLC Interest that is transferred in accordance with the terms of Article 8 shall be transferable on the books of Palace by the record holder thereof in person or by such record holder's duly authorized attorney, but, except as provided in SECTION 12.3 with respect to lost, stolen or destroyed certificates, no transfer of an LLC Interest shall be entered until the previously issued LLC Certificate representing such LLC Interest shall have been surrendered to Palace and canceled and a replacement LLC Certificate issued to the assignee of such LLC Interest in accordance with such procedures as the Members may establish. The Palace shall issue to the transferring Member a new LLC Certificate representing the LLC Interests not being transferred by the Member, in the event such Member only transferred some, but not all, of the LLC Interests represented by the original LLC Certificate. Except as otherwise required by law, Palace shall be entitled to treat the record holder of an LLC Certificate on its books as the owner thereof for all purposes regardless of any notice or knowledge to the contrary.

    12.3 LOST, STOLEN OR DESTROYED CERTIFICATES. Palace shall issue a new LLC Certificate in place of any LLC Certificate previously issued if the record holder of the LLC Certificate:

              12.3.1 makes proof by affidavit, in form and substance satisfactory to the Members, that a previously issued LLC Certificate has been lost, destroyed or stolen;

              12.3.2 requests the issuance of a new LLC Certificate before Palace has notice that the LLC Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

              12.3.3 if requested by the Members, delivers to Palace a bond, in form and substance reasonably satisfactory to the Members, with such surety or sureties and with fixed or open penalty as the Members may direct, in the Members' reasonable discretion, to indemnity Palace against any claim that may be made on account of the alleged loss, destruction or theft of the LLC Certificate; and

              12.3.4 satisfies any other reasonable requirements imposed by the Members.

    If a member fails to notify Palace within a reasonable time after it has notice of the loss, destruction or theft of an LLC Certificate, and a transfer of the LLC Interest represented by the LLC Certificate is registered before receiving such notification, Palace shall have no liability with respect to any claim against Palace for such transfer or for a new LLC Certificate.


                                      ARTICLE 13
                                      AMENDMENTS

    13.1 AMENDMENT, ETC., OF OPERATING AGREEMENT. This Agreement may be adopted, altered, amended or repealed and a new operating agreement may be adopted by a Vote of a Unanimity of Interest of the Members.

    13.2 AMENDMENT, ETC., OF CERTIFICATE OF FORMATION. Notwithstanding any provision to the contrary in the Certificate of Formation or this Agreement, in no event shall the Certificate of Formation be amended without the Vote of a Unanimity of Interest of the Members.

                                      ARTICLE 14
                                     DEFINITIONS

    14.1 ADJUSTED CAPITAL ACCOUNT. "Adjusted Capital Account" shall mean, as to any Member, a special account maintained for such Member, the balance of which shall equal such Member's Capital Account balance (determined by giving effect to all adjustments attributable to allocations of items of profit and loss realized by Palace, and all adjustments attributable to contributions and distributions of money and property effected, on or before the effective date of such determination), modified as follows:

              14.1.1 Decreased by the items (if any) of Palace's loss that reasonably are expected to be allocated to such Member pursuant to section 704(e)(2) or 706(d) of the Code or section 1.751-1(b)(2)(ii) of the Regulations (as determined under section 1.704-1(b)(2)(ii)(d) of the Regulations);

              14.1.2 Increased by the amount (if any) of such Member's share of Nonrecourse Minimum Gain; and

              14.1.3 Increased by the amount (if any) of such Member's share of Member Risk Minimum Gain.

For purposes of applying the provisions of SECTION 4.1, the Adjusted Capital Accounts shall be recalculated after the application of each allocation provision before application of a provision with a lower order of priority.

    14.2 ADJUSTED NET INCOME OR LOSS. "Adjusted Net Income Or Loss" for any Fiscal Year (or portion thereof shall mean the excess (or deficit) of (a) the Gross Income for such period (not including Gross Income (if any) allocated during such period pursuant to SECTIONS 4.1.1. 4.1.2 4.1.4.) over (b) the Deductible Expenses for such period (not including Deductible Expenses (if any) allocated during such period pursuant to SECTIONS 4.1.5 OR 4.1.6) with the following modifications:

              14.2.1 Any item of LLC profit that is exempt from Federal income tax and not otherwise taken into account in computing Adjusted Net Income or Loss shall be treated as additional Gross Income and, if not otherwise allocated pursuant to SECTIONS 4.1.1. 4.1.2 OR 4.1.4, added to the amount otherwise calculated as Adjusted Net Income or Loss;

              14.2.2 Any LLC expenditure that is described in section 705(a)(2)(B) of the Code (relating to LLC expenditures that are not deductible for Federal income tax purposes in computing taxable income and not properly chargeable to capital), or treated as so described pursuant to section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Adjusted Net Income or Loss shall be treated as an additional Deductible Expense and, if not otherwise allocated pursuant to SECTIONS 4.1.5 OR 4.1.6, subtracted from the amount otherwise calculated as Adjusted Net Income or Loss; and

              14.2.3 Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the fair market value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its fair market value.

    14.3 AFFILIATE. "Affiliate" means, when used with reference to a specified Person, (a) the Principal of the Person, (b) any Person directly or indirectly controlling, controlled by or under common control with such Person,
(c) any Person owning or controlling 10% or more of the outstanding voting interests of such Person, and (d) any relative or spouse of such Person.

    14.4 AGREED VALUE. "Agreed Value" of any property contributed to the capital of Palace shall mean the fair market value of such property at the time of contribution (as agreed to in writing by the Members determined without regard to section 7701(g) of the Code (i.e., determined without regard to the amount of Nonrecourse Liabilities to which such property is subject)).

    14.5 AGREEMENT. "Agreement" means this Operating Agreement, as originally executed and as amended from time to time, as the context requires. Words such as "herein", hereinafter, "hereto", "hereby" and "hereunder", when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

    14.6 AVAILABLE CASH FLOW. "Available Cash Flow" means, with respect to any Fiscal Year or other period, the sum of all cash receipts of Palace from any and all sources, less all cash disbursements (including loan repayments, capital improvements and replacements) and a reasonable allowance for Reserves, contingencies and anticipated obligations as determined by the Manager.

    14.7 BOOK BASIS. The initial "Book Basis" of any LLC property shall be equal initially Palace's initial adjusted tax basis in such property; provided, however, that the initial "Book Basis" of any LLC property (or portion thereto contributed to the capital of Palace shall be equal to the Agreed Value of such property. Effective immediately after giving effect to the allocations of profit and loss, as computed for book purposes, for each Fiscal Year under
SECTION 4.1, the Book Basis of each LLC property shall be adjusted downward by the amount of Book Depreciation allowable to Palace for such Fiscal Year with respect to such property. In addition, effective immediately prior to any Revaluation Event, the Book Basis of each LLC property shall be further adjusted upward or downward, as necessary, so as to equal the fair market value of such property at the time of such Revaluation Event (as agreed to in writing by the Members taking section 7701(g) of the Code into account (i.e., such value shall not be agreed to be less than the amount of Nonrecourse Liabilities to which such property is subject)).

              14.7.1 BOOK DEPRECIATION. "Book Depreciation" allowable to Palace for any Fiscal Year with respect to any LLC property shall be equal to the product of (a) the amount of Tax Depreciation allowable to Palace for such Fiscal Year with respect to such property, multiplied by (b) a fraction, the numerator of which is the property's Book Basis as of the beginning of such Fiscal Year (or the date of acquisition if the property is acquired during such year) and the denominator of which is the property's adjusted tax basis as of the beginning of such Fiscal Year (or the date of acquisition if the property is acquired during such Fiscal Year). If the denominator of the fraction described in clause (b) above is equal to zero, the amount of "Book Depreciation" allowable to Palace for any Fiscal Year with respect to Palace property in question shall be determined under any reasonable method selected by the Manager.

              14.7.2 BOOK GAIN OR LOSS. "Book Gain or Loss" realized by Palace in connection with the disposition of any Palace property shall mean the excess (or deficit) of (A) the amount realized by Palace in connection with such disposition (as determined under section 1001 of the Code) over (B) the Book Basis of such property at the time of the disposition.

              14.7.3 BOOK/TAX DISPARITY PROPERTY. "Book/Tax Disparity Property" shall mean any Palace property that has a Book Basis that is different from its adjusted tax basis to Palace. Thus, any property that is contributed to the capital of Palace by a Member shall be a "Book/Tax Disparity Property" if its Agreed Value is not equal to Palace's initial tax basis in the property. In addition, once the Book Basis of a Palace property is adjusted in connection with a Revaluation Event to an amount other than its adjusted tax basis to Palace, the property shall thereafter be a "Book/Tax Disparity Property".

    14.8 BUSINESS OF PALACE. "Business of Palace" shall have the meaning set forth in SECTION 1.6.

    14.9 CAPITAL ACCOUNT. "Capital Account" shall have the meaning assigned to such term in SECTION 2.4.

    14.10 CAPITAL CONTRIBUTION. "Capital Contribution" shall have the meaning set forth in ARTICLE 2.

    14.11 CAPITAL TRANSACTION. "Capital Transaction"shall mean any transaction pursuant to, which (a) Palace borrows funds, (b) all or part of Palace's properties are sold, condemned, exchanged, abandoned or otherwise disposed of, (c) insurance proceeds or other damages are recovered by Palace, or
(d) any other transaction that, in accordance with generally accepted accounting principles consistently applied, is considered capital in nature (including, without limitation, any transaction that is entered into in connection with, or results in, the Liquidation of Palace).

    14.12 CERTIFICATE OF FORMATION. "Certificate of Formation" means the certificate filled with the Secretary of State for the purpose of forming Palace.

    14.13 CODE. "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time. All references herein to sections of the Code shall include any corresponding provision or provisions of any succeeding law.

    14.14 DEDUCTIBLE EXPENSES. "Deductible Expenses" for any Fiscal Year (or portion thereof shall mean all items, as calculated for book purposes, that are allowable as deductions to Palace for such period under Federal income tax accounting principles (including Book Depreciation but excluding any expense or deduction attributable to a Capital Transaction).

    14.15 DEPRECIATION. "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery reduction allowable with respect to an asset for such Fiscal Year or other period.

    14.16 DISSOLUTION. "Dissolution" means (a) when used with reference to Palace, the earlier of (1) the date upon which Palace is terminated under the Statute, or any similar provision enacted in lieu thereof, or (ii) the date upon which Palace ceases to be a going concern, and (b) when used with reference to any Member, the earlier of (I) the date upon which there is a Dissolution of Palace or (ii) the date upon which such Member's entire interest in Palace is terminated by means of a distribution or series of distributions by Palace to such Member.

    14.17 ECONOMIC RISK OF LOSS. "Economic Risk of Loss" borne by any Member for any Palace liability shall mean the aggregate amount of economic risk of loss that such Member and all Related Persons to such Member are treated as bearing with respect to such liability pursuant to section 1.752-2 of the Regulations.

    14.18 FISCAL YEAR. "Fiscal Year" shall mean the calendar year. The initial Fiscal Year shall commence on the date hereof and end on December 31, 1996;

    14.19 GROSS INCOME. "Gross Income" for any Fiscal Year (or portion thereof shall mean the gross income derived by Palace from all sources (other than from capital contributions and loans to Palace and other than from Capital Transactions) during such period, as calculated for book purposes in accordance with Federal income tax accounting principles.

    14.20  IRS.  "IRS" shall mean the United States Internal Revenue Service.

    14.21 LIQUIDATION. "Liquidation" of a Member's Interest shall mean and be deemed to occur upon the earlier of (a) the date upon which Palace is terminated under section 708(b)(1) of the Code, (b) the date upon which Palace ceases to be a going concern (even though it may continue in existence for the limited purpose of winding up its affairs, paying its debts and distributing any remaining LLC properties to the Members) or the date upon which there is a liquidation of the Member's Interest (but Palace is not terminated) under section 1.761-1(d) of the Regulations. "Liquidation" of Palace shall mean and be deemed to occur upon the earlier of (a) the date upon which Palace is terminated under section 708(b)(1) of the Code or (b) the date upon which Palace ceases to be a going concern (even though it may continue in existence for the limited purpose of winding up its affairs, paying its debts and distributing any remaining LLC properties to the Members).

    14.22  LLC.  "LLC" means New Palace, LLC.

    14.23 LLC INTEREST. "LLC Interest" or "Interest" means an ownership interest of a Member in Palace, which includes the economic interest, the right to vote or participate in the management of Palace and the right to information concerning the business and affairs of Palace, as provided in this Agreement and under the Statute. Each Member shall have one vote for each percentage point of Interest as set forth in Exhibit "A" hereto and as modified from time to time.

    14.24 LLC MINIMUM GAIN. "LLC Minimum Gain" means the amount determined by computing with respect to each nonrecourse liability of Palace, the amount of gain (of whatever character), if any, that would be realized by Palace if it disposed (in a taxable transaction) of the Property subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed as set forth in Section 1.704-2(d) of the regulations.

    14.25  MEMBER.  "Member" means a Person who:

              14.25.1 has been admitted to Palace as a member in accordance with the Certificate of Formation or this Agreement, and

              14.25.2 has not resigned, withdrawn or been expelled as a Member or, if other than an individual, been dissolved.

Reference to a "Member" shall be to any one of the Members. Reference to an "Initial Member" shall be to any one of the Members listed in SECTION 2.1.

    14.26 MEMBER RISK MINIMUM GAIN. "Member Risk Minimum Gain" of Palace shall mean the amount of "minimum gain" of Palace that is attributable to Member Risk Nonrecourse Debt (as determined under section 1.704-2(I)(3) of the Regulations). A Member's share of such "Member Risk Minimum Gain" shall be calculated in accordance with the provisions of section 1.704-2(l)(5) of the Regulations.

    14.27 MEMBER RISK NONRECOURSE DEBT. "Member Risk Nonrecourse Debt" shall mean any liability (or portion thereof) of Palace that constitutes nonrecourse debt for which a Member (or a Related Person to such Member) bears the Economic Risk of Loss. For this purpose, "nonrecourse debt" shall mean any Palace liability (or portion thereof that is considered nonrecourse for purposes of section 1.1001-2 of the Regulations and any Palace liability for which the creditor's right to repayment is limited to one or more Palace properties. It is understood that, as a general matter, any liability that, by its own terms, is nonrecourse to Palace and the Members (and Related Persons to the Members) is a "Member Risk Nonrecourse Debt" if either (a) it is owed to a Member (or Related Person to such Member) or (b) it is owed to a third-party but at least one Member (or Related Person to such Member) bears the Economic Risk of Loss for such liability. It is also understood that, as a general matter, any liability that is owed to a Member (or Related Person to such Member) but that, by its own terms, is recourse to Palace is a "Member Risk Nonrecourse Debt" to the extent that no other Member (or Related Person to such other Member) bears the Economic Risk of Loss for such liability.

    14.28 MEMBER RISK NONRECOURSE DEDUCTIONS. "Member Risk Nonrecourse Deductions" of Palace for a Fiscal Year shall mean any and all items of Book Depreciation and of Deductible Expenses that are attributable to Member Risk Nonrecourse Debt of Palace (as determined under section 1.704-2(l)(2) of the Regulations). Subject to the previous sentence, "Member Risk Nonrecourse Deductions" with respect to a Member Risk Nonrecourse Debt for a Fiscal Year shall mean the excess (if any) of

              14.28.1 the next increase in Member Risk Minimum Gain attributable to such debt during such year, over

              14.28.2 the aggregate amount of any distributions, during such year to the Member bearing the Economic Risk of Loss for such debt, of proceeds of such debt that are allocable to an increase in Member Risk Minimum Gain attributable to such debt.

The determination of which items of Book Depreciation and other Deductible Expenses constitute Member Risk Nonrecourse Deductions for a Fiscal Year shall be made before the determination of which items of Book Depreciation and other Deductible Expenses constitute Nonrecourse Deductions. If the aggregate amount of Member Risk Nonrecourse Deductions with respect to a Member Risk Nonrecourse Debt for a Fiscal Year exceeds the total amount of items of Book Depreciation and other Deductible Expenses for such year that are treated as Member Risk Nonrecourse Deductions with respect to such debt, then that excess shall carry forward and be treated as an increase in Member Risk Minimum Gain attributable to such debt for the immediately succeeding Fiscal Year for purposes of determining whether there is a net increase or decrease in Member Risk Minimum Gain (and Member Risk Nonrecourse Deductions) during such succeeding year.

    14.29  MODIFIED 752 SHARE OF RECOURSE DEBT.  "Modified 752 Share of
Recourse Debt" of any Member shall mean, as of any date, the amount (if any) of Economic Risk of Loss that such Member is treated, as of such date, as bearing with respect to Recourse Debt under section 1.752-2 of the Regulations (assuming Palace constructively liquidates on such date within the meaning of section 1.752-2(b) of the Regulations except that, for purposes of such section 1.752-2(b), all of the assets of Palace will be deemed thereunder to be transferred in fully taxable exchanges for an aggregate amount of cash consideration equal to their respective Book Bases and such consideration will be deemed thereunder to be used, in the appropriate order of priority, in full or partial satisfaction of the liabilities of Palace).

    14.30 NET PROCEEDS OF A CAPITAL TRANSACTION. "Net Proceeds of a Capital Transaction" shall mean the net proceeds received by Palace in connection with a Capital Transaction after payment of all costs and expenses incurred by Palace in connection with such Capital Transaction (including, without limitation, brokers' commissions, loan fees, loan payments, other closing costs and the Cost of any alteration, improvement, restoration or repair of Palace properties necessitated by or incurred in connection with such Capital Transaction) and, if the Capital Transaction is a financing or refinancing, after the payment of any Palace liability that is repaid in connection with such financing or refinancing.

    14.31 NONRECOURSE DEDUCTIONS. "Nonrecourse Deductions" of Palace for a Fiscal Year shall mean any and all items of Deductible Expenses that are attributable to Nonrecourse Liabilities of Palace (as determined under section
1.70420 of the Regulations). Subject to the foregoing sentence, the aggregate amount of "Nonrecourse Deductions" for any Fiscal Year shall equal the excess (if any) of:

              14.31.1 the net increase in the amount of Nonrecourse Minimum Gain during such Fiscal Year, over

              14.31.2 the aggregate amount of any distributions during such Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in LLC Minimum Gain.

If the aggregate amount of "Nonrecourse Deductions" for a Fiscal Year exceeds the total amount of items of Book Depreciation and other Deductible Expenses for such Fiscal Year, then that excess shall carry forward and be treated as an increase in Nonrecourse Minimum Gain for the immediately succeeding Fiscal Year for purposes of determining whether there is a net increase or decrease in Nonrecourse Minimum Gain (and "Nonrecourse Deductions") during such succeeding Fiscal Year.

    14.32 NONRECOURSE LIABILITY. "Nonrecourse Liability" of Palace shall mean any liability (or portion thereof of Palace for which no Member (and no Related Person to any Member) bears the Economic Risk of Loss. It is understood that, as a general matter, any liability of Palace that, by its own terms, is nonrecourse to Palace and the Members (and Related Persons to the Members) is a "Nonrecourse Liability" if (a) it is not owed to any Member (or Related Person to such Member) and (b) no Member (or Related Person to such Member) bears the Economic Risk of Loss for such liability.

    14.33 NONRECOURSE MINIMUM GAIN. "Nonrecourse Minimum Gain" of Palace shall mean the amount of "minimum gain" of Palace that is attributable to Nonrecourse Liabilities (as determined under section 1.704-2(d) of the Regulations). A Member's share of such "Nonrecourse Minimum Gain" shall be calculated in accordance with the provisions of section 1.704-2(g) of the Regulations. Subject to the previous sentence, "Nonrecourse Minimum Gain" shall mean the amount determined as follows: (a) first, compute, with respect to each Nonrecourse Liability, the amount of Book Gain or Gross Income that would be realized by Palace if Palace disposed of (in a taxable transaction) Palace property subject to such debt in full satisfaction of such debt (and for no other consideration); and (b) then, add together the amounts so computed for all Nonrecourse Liabilities. The resulting sum is the "Nonrecourse Minimum Gain". Where any Palace property is subject to multiple secured liabilities of unequal priority, the property's Book Basis shall be allocated among the liabilities in order of priority from most senior first to least senior last. Where two or more secured liabilities are of equal priority, Book Basis shall be allocated among the liabilities in accordance with the outstanding balances of such liabilities. For purpose of determining the net increase or decrease in Nonrecourse Minimum Gain during any Fiscal Year in which the Members' Capital Accounts are increased pursuant to section 1.704-1(b)(2)(iv)(f) or (r) of the Regulations to reflect a revaluation of Palace property subject to one or more Nonrecourse Liabilities, any decrease in Nonrecourse Minimum Gain attributable to this revaluation shall be added back to the net decrease or increase otherwise determined. A Member's share of such "Nonrecourse Minimum Gain" shall be calculated in accordance with the provisions of section 1.704-2(g) of the Regulations.

    14.34 OPERATING EXPENSES. "Operating Expenses" shall mean all ordinary and necessary costs, expenses or charges with respect to the ownership, improvement, operation, maintenance, financing and upkeep of Palace properties, including, without limitation, ad valorem taxes, advertising expenses, professional fees, insurance premiums, maintenance costs and wages.

    14.35 OPERATIONS. "Operations" shall mean all Palace revenue producing activities other than activities constituting or relating to Capital Transactions.

    14.36 PERCENTAGE INTEREST. The Members' "Percentage Interests" shall be in the percentages set forth on EXHIBIT A attached hereto and incorporated herein by reference, as amended from time to time.

    14.37 PERIOD OF DURATION. "Period of Duration" shall have the meaning set forth in SECTION 1.5.

    14.38 PERSON. "Person" means an individual, partnership, limited partnership, corporation, trust, estate, association, limited liability company or other entity, whether domestic or foreign.

    14.39 PRINCIPAL. "Principal" means the natural Person who owns an interest in a Member.

    14.40 PROPERTY. "Property" means all assets of Palace, both tangible and intangible, or any portion thereof.

    14.41 RECOURSE DEBT. "Recourse Debt" of Palace shall mean any liability (or portion thereof of Palace that is neither a Nonrecourse Liability nor a Member Risk Nonrecourse Debt. It is understood that, as a general matter, any liability that, by its own terms, is recourse to Palace or any Member (or Related Person to such Member) is a "Recourse Debt"; provided, however, that any such liability that is owed to a Member (or Related Person to such Member) is a "Member Risk Nonrecourse Debt" rather than a "Recourse Debt" to the extent that no other Member (or Related Person to such other Member) bears the Economic Risk of Loss for such liability.

    14.42 RELATED PERSON. "Related Person" shall mean, as to any Member, any person who is related to such Member (within the meaning of section 1.752-4(b) of the Regulations).

    14.43 REGULATIONS. "Regulations" shall mean the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Regulations shall any corresponding provision or provisions of succeeding, similar or substitute proposed, temporary or final Regulations.

    14.44 RESERVES. "Reserves" means funds set aside from Capital Contributions or gross cash revenues as reserves. Such Reserves shall be maintained in amounts reasonably deemed sufficient by the Manager for working capital and the payment of taxes, insurance, debt service, repairs, replacements, renewals or other costs or expenses incident to the Business of Palace, or in the alternative, the Dissolution of Palace.


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

    14.45 REVALUATION EVENT. "Revaluation Event" shall mean any of the following occurrences: (a) the contribution of money or other property (other than a DE MINIMIS amount) by a new or existing Member to the capital of Palace as consideration for the issuance of an Interest and/or increase in Percentage Interest; (b) the distribution of money or other property (other than a DE MINIMIS amount) by Palace to a retiring or continuing Member as consideration for an Interest and/or decrease in Percentage Interest; or the termination of Palace for federal income tax purposes under section 70(b)(1)(B) of the Code.

    14.46 SECRETARY OF STATE. "Secretary of State" shall mean the Secretary of State of the State of Mississippi.

    14.47 SECTION 704 CAPITAL ACCOUNT. "Section 704 Capital Account" shall mean an account, determined and maintained for each Member throughout the full term of the Agreement, the balance of which shall be equal to such Member's Capital Account balance (as determined after giving effect to all adjustments attributable to allocations of items of profit and loss realized by Palace, and all adjustments attributable to contributions and distributions of money and property effected, on or before the effective date of such determination), modified as follows:

              14.47.1 Increased by the amount (if any) that such Member is treated as being obligated to contribute subsequently to the capital of Palace (as determined under section 1.704-I(b)(2)(ii)(c) of the Regulations);

              14.47.2 Decreased by the amount (if any) of Available Cash and Net Proceeds of Capital Transactions that reasonably are expected to be distributed to such Member, but only to the extent that the amount thereof exceeds any offsetting increase to such Member's
           Section 704 Capital Account that reasonably is expected to occur during (or prior to) the Fiscal Year during which such distributions reasonably are expected to be made (as determined under section 1.7041(b)(2)(ii)(d) of the Regulations);

              14.47.3 Decreased by the items (if any) of Palace's loss that reasonably are expected to be allocated to such Member pursuant to section 704(e)(2) or 706(d) of the Code or section 1.751-1(b)(2)(ii) of the Regulations (as determined under section 1.704-1(b)(2)(ii)(d) of the Regulations):

              14.47.4 Increased by the amount (if any) of such Member's share of Nonrecourse Minimum Gain;

              14.47.5 Increased by the amount (if any) of such Member's share of Member Risk Minimum Gain; and

              14.47.6 Increased by the amount (if any) of such Member's Modified 752 Share of Recourse Debt.

    14.48 STATUTE. "Statute" shall mean the Mississippi Limited Liability Company Act.

    14.49 TAX DEPRECIATION. "Tax Depreciation" for any Fiscal Year shall mean the amount of depreciation, cost recovery or other amortization deductions allowable to Palace for Federal income tax purposes for such year.

    14.50 TAX ITEMS. "Tax Items" shall mean, with respect to any property, all items of profit and loss (including Tax Depreciation) recognized by or allowable to Palace with respect to such property, as computed for federal income tax purposes.

    14.51 TAX MATTERS PARTNER. "Tax Matters Partner" shall mean the Manager or any other Member designated in SECTION 6.2 as the "tax matters partner".

    14.52 TAXABLE GAIN OR LOSS. "Taxable Gain Or Loss" shall mean profit or loss recognized by Palace on the sale, exchange or other disposition of any LLC property, as computed for federal income tax purposes.

    14.53 UNANIMITY IN INTEREST OF THE MEMBERS. "Unanimity in Interest of the Members," means unanimous consent of the Members, irrespective of their Percentage Interest in Palace.

    14.54 UNREALIZED BOOK GAIN OR LOSS. "Unrealized Book Gain or Loss" with respect to any Palace property shall mean the excess (or deficit) of (a) the fair market value of such property (as agreed to in writing by the Members taking section 7701(g) of the Code into account (i.e., such value shall not be agreed to be less than the amount of Nonrecourse Liabilities to which such property is subject)), over (b) the Book Basis of such property.

    14.55 UNREALIZED TAX GAIN OR LOSS. The amount of any Member's "Unrealized Tax Gain or Loss" with respect to any Book/Tax Disparity Property shall be determined the manner prescribed in this paragraph. Any resulting amount that is greater than zero shall be deemed to be the Member's "Unrealized Tax Gain" with respect to the property, and any resulting amount that is less than zero shall be deemed to be the Member's "Unrealized Tax Loss" with respect to the property.

              14.55.1 First, if the Member contributed the Book/Tax Disparity Property to the capital of Palace, the Member's adjusted tax basis in the property immediately prior to such contribution shall be subtracted from the property's Agreed Value. Otherwise, the provisions of this subparagraph shall not apply to the Member.

              14.55.2 Second, to the amount (if any) calculated in the foregoing provision of this paragraph, there shall be added the aggregate amount of all upward adjustments to the balance of the Member's Capital Account previously made in connection with a Revaluation Event to reflect the manner in which items of profit with respect to such property, as computed for book purposes, equal to the Unrealized Book Gain then existing with respect to the property, would have been allocated among the Members pursuant to SECTION 4 IF there had been a taxable disposition of the property immediately prior to such Revaluation Event for its fair market value.

              14.55.3 Third, from the amount (if any) calculated in the two foregoing provisions of this paragraph, there shall be subtracted the aggregate amount of all downward adjustments to the balance of the Member's Capital Account previously made in connection with a Revaluation Event to reflect the manner in which items of loss with respect to such property, as computed for book purposes, equal to the Unrealized Book Loss then existing with respect to the property, would have been allocated among the Members pursuant to SECTION 4.1 if there had been a taxable disposition of the property immediately prior to such Revaluation Event for its fair market value.

              14.55.4 Fourth, to the amount (if any) calculated in the three foregoing provisions of this paragraph, there shall be added the aggregate amount of Tax Depreciation with respect to the property previously allocated to the Member pursuant to SECTION 4.2.

              14.55.5 Fifth, from the amount (if any) calculated in the four foregoing provisions of this paragraph, there shall be subtracted the aggregate amount of Book Depreciation with respect to the property previously allocated to the Member pursuant to SECTION 4.

    14.56 VOTE OF THE MEMBERS. "Vote of the Members" shall mean a vote by a majority of Interest in the Company.


                                      ARTICLE 15
                               MISCELLANEOUS PROVISIONS

    15.1 COUNTERPARTS. This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterparts

    15.2 SURVIVAL OF RIGHTS. This Agreement shall be binding upon, and, as to permitted or accepted successors, transferees and assigns, inure to the benefit of the Members and Palace and their respective heirs, legatees, legal representatives, successors, transferees and assigns, in all cases whether by the laws of descent and distribution, merger, reverse merger, consolidation, sale of assets, other sale, operation of law or otherwise.

    15.3 SEVERABILITY. If any provision in this Agreement is declared by a court of competent jurisdiction to be void or unenforceable, such provision shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in full force and effect.

    15.4 NOTIFICATION OR NOTICES. Except for notices to be given under ARTICLES 7 for purposes of meetings of Members, notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if personally delivered, transmitted by facsimile (with mechanical confirmation of transmission), or deposited in the United States mail, registered or certified, postage prepaid, addressed to the parties' addresses set forth in SECTION 2.1, unless the same shall have been changed by notice in accordance herewith. Notices given in the manner provided for in Section 15.4 shall be deemed effective on the fourth day following deposit in the mail or on the day of transmission or delivery if given by facsimile or by hand.

    15.5 CONSTRUCTION. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not for or against any of the Members.

    15.6 SECTION HEADINGS. The captions of the Articles or Sections in this Agreement are for convenience only and in no way define, limit, extend or describe the scope or intent of any of the provisions hereof, shall not be deemed part of this Agreement and shall not be used in construing or interpreting this Agreement. All references to Sections, Subsections and Articles shall refer to Sections, Subsections and Articles of this Agreement.

    15.7 GOVERNING LAW. This Agreement shall be construed according to the internal laws of the State of Mississippi.

    15.8 GOOD FAITH. The Members hereof recognize that they owe a duty of good faith and fair dealing to each other and agree to act in accordance with such duty.

    15.9 FURTHER ACTIONS; ADDITIONAL DOCUMENTS. Each Member agrees to perform all further acts and execute, acknowledge and deliver all documents that may be reasonably necessary, appropriate or desirable to carry out the provisions and intent of this Agreement and every agreement or document relating hereto or entered in connection herewith, including, without limitation, acknowledging before a notary public any signature heretofore or hereafter made by a Member.

    15.10 PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine and neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

    15.11 TIME OF THE ESSENCE. Except as otherwise provided herein, time is of the essence in connection with each and every provision of this Agreement.

    15.12 THIRD PARTY BENEFICIARIES. There are no third party beneficiaries of this Agreement except (a) Affiliates and Principals of the Members and (b) any other Persons as may be entitled to the benefits of ARTICLE 11.

    15.13 PARTITION. The Members agree that the Property that Palace may own or have an interest in is not suitable for partition. Each of the Members hereby irrevocably waives any and all rights that it may have to maintain any action for partition of any Property in which

Palace may at any time have an interest.

    15.14 ENTIRE AGREEMENT. This Agreement and the Certificate of Formation constitute the entire agreement of the Members, and supersede all prior written and oral agreements, understandings and negotiations, with respect to the subject matter hereof.

    15.15 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

    15.16 ATTORNEYS' FEES. In the event of any litigation, arbitration or other dispute arising as a result of or by reason of this Agreement, the prevailing party in any such litigation, arbitration or other dispute shall be entitled to, in addition to any other damages assessed, its reasonable attorneys' fees, and all other costs and expenses incurred in connection with settling or resolving such dispute. The attorneys' fees that the prevailing party is entitled to recover shall include fees for prosecuting or defending any appeal and shall be awarded for any supplemental proceedings until the final judgment is satisfied in full. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any lawsuit or arbitration procedure on this Agreement shall be entitled to its reasonable attorneys' fees incurred in any post judgment proceedings to collect or enforce the judgment. This attorneys' fees provision is separate and several and shall survive the merger of this Agreement into any judgment.

    15.17 CONFIDENTIALITY AND PRESS RELEASES. The Members and their respective Affiliates and Principals hereby agree that it is in all of their best interests to keep this Agreement and the Business of Palace and all information concerning such business confidential except as may be required by law or to any governmental agencies or units in furtherance of the Business of Palace. Such parties each agree that they will not take any action nor conduct themselves in any fashion, including giving press releases or granting interviews, that would disclose to third parties unrelated to Palace or the Business of Palace any aspect of Palace or the Business of Palace without the prior written approval of the Members. To the extent such prior approval is given, it may be conditioned upon approval of the text of any press release or the scope of any intended interview.

    15.18  CORPORATE OPPORTUNITY.  Except as and to the extent set forth in
SECTION 15.21, the Members and their respective managers, members, Principals, Affiliates, officers, directors, employees and agents may engage or invest in any business activity of any type, including, but not limited to, a business that might be in direct or indirect competition with Palace and neither Palace nor any Member shall have any right to participate in such business or to the income or proceeds from such business. Further, none of such parties shall be obligated to present any opportunity to invest in any such business to Palace or any Member of Palace, even if the opportunity would otherwise be required to be presented to Palace under the corporate opportunity doctrine and even if such opportunity could be taken by Palace. Except as and to the extent set forth in SECTION 15.21, the Members acknowledge that each of them and the foregoing parties own, invest in or have other interests or relationships with businesses that may compete with Palace and the Members hereby waive any and all rights and claims which they might otherwise have against each other and such parties as a result of any such activities.

    15.19 CONFLICTS OF INTEREST. Notwithstanding any other provision in this Agreement, the parties may engage in any business transaction with Palace notwithstanding that it might otherwise constitute a conflict of interest so long as the, terms and conditions of such transaction are fair and reasonable to Palace, are fully disclosed to the Members and is approved by all of the Members not engaging in such transaction. Such approval may be withheld in the sole discretion of all of the Members not engaging in such transaction and the refusal to give such approval shall not be subject to arbitration.

    15.20 NO LIABILITY. Except as expressly required by law, or as otherwise set forth in this Agreement, no Member shall be personally liable for any obligation or liability of Palace, solely by reason of such party being a Member of Palace.

    15.21 NON COMPETE. During the term of the Agreement the Members and their respective Principals agree not to operate or own, directly or indirectly, any gaming interest in any venture located within a 25-mile radius of the Palace Casino.

    15.22 PROHIBITED PAYMENTS. The Members agree that all of them, as the case may be, and their respective Affiliates will conduct their respective activities, and will cause any activities conducted on their respective behalf to be conducted, in a lawful manner and specifically will not engage in the following transactions:

              (a) payments or offers of payment, directly or indirectly, to any domestic or foreign government official or employee in order to obtain business, retain business or direct business to others, or for the purpose of inducing such government official or employee to fail to perform or to perform improperly his official functions.

              (b) receive, pay or offer anything of value, directly or indirectly, from or to any private party in the form of a commercial bribe, influence payment or kickback for any such purpose; or

              (c) use, directly or indirectly, any funds or other assets of the Business for any unlawful purpose including, without limitation, political contributions in violation of applicable law.

    IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement as of the date first written above.


                                       --------------------------------------

                                       Robert Low


                                       --------------------------------------
                                       Lawana Low


                                       CASINO RESOURCE CORPORATION


                                       By:
                                          -----------------------------------

                                      EXHIBIT A
                             MEMBERS' OWNERSHIP INTERESTS


ROBERT LOW or LAWANA LOW                       80%

CASINO RESOURCE CORPORATION                    20%
                                           -------
                                              100%








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